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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-82558) and related Prospectus of Salix Pharmaceuticals, Ltd. for the registration of 4,600,000 shares of its common stock and to the inclusion therein of our report dated February 5, 2002, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. for the year ended December 31, 2001 included therein, and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Raleigh, North Carolina

February 22, 2002


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